NEWS ANNOUNCEMENT

SYS Contact: Edward M. Lake Chief Financial Officer 858-715-5500 Email: elake@systechnologies.com	Porter, Le Vay & Rose, Inc. Cheryl Schneider, VP - Investor Relations Jeff Myhre, VP - Editorial 212-564-4700 Tom Gibson, VP - Media Relations 201-476-0322

 FOR IMMEDIATE RELEASE

 SYS TECHNOLOGIES COMPLETES PRIVATE PLACEMENT TRANSACTION

SAN DIEGO, CA - June 3, 2005 - SYS Technologies, (AMEX: SYS), a leading provider of real time information technology solutions to industrial and U.S. government customers, announced today that it has completed a private placement with institutional investors raising gross proceeds of $3.35 million, before deducting commissions and other expenses.

In connection with the private placement SYS sold an aggregate of 1,427,655 shares of common stock for $2.35 per share and granted to the investors five year warrants for the purchase of an aggregate of 428,289 shares of common stock at $2.50 per share.  The shares of common stock and warrants have not been registered under the Securities Act, or any state securities laws, and were made in a private transaction under Regulation D. The shares of common stock, including the shares of common stock underlying the warrants, may not be reoffered or resold in the United States unless the reoffer or resale is registered or unless exemptions from the registration requirements of the Securities Act and applicable state laws are available. SYS has agreed to file a registration statement with the Securities and Exchange Commission covering the resale by the investors of the privately placed common stock, including the common stock issuable upon exercise of the warrants, no later than 30 days following the closing. The funds will be used for working capital and general corporate purposes.

Cliff Cooke, President and CEO of SYS, commented, "This private placement strengthens our balance sheet and enables us to continue executing on our agenda for growth. Equally important to us in this financing was attracting quality institutional investors to the Company. On behalf of SYS's current shareholders and management, I want to personally thank our new institutional investors for their vote of confidence."

About SYS Technologies

SYS Technologies, (AMEX: SYS),  is a leading provider of information and communications systems for the Department of Defense, Homeland Security, and industrial markets.  SYS Technologies' expertise is in real time sensor capture, communications, applications development, integration and data visualization which forms the basis of its current success and future growth.

For the Department of Defense, the Company provides command and control systems to operational commanders. For the U.S. Department of Homeland Security and various state agencies, it provides real-time safety and security products and services, including sensor networking products and end-to-end solutions. For large industrial customers in the telecommunications, utilities, construction, chemical, and biomedical industries, its products and services are used to intelligently and profitably manage remote assets.

SYS is headquartered at 5050 Murphy Canyon Road, San Diego, California 92123 and has principal offices in California, Virginia and Washington, D.C.  For additional information, visit the SYS Technologies web site at http://www.systechnologies.com.

Notice Regarding Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements other than statements of historical fact included in this press release regarding the Company's strategies, plans, objectives, expectations, and future operating results are forward-looking statements.  Although SYS believes that the expectations reflected in such forward-looking statements are reasonable at this time, it can give no assurance that such expectations will prove to have been correct.  Actual results could differ materially based upon a number of factors including, but not limited to, the state of economy, competition, unanticipated business opportunities, availability of financing, market acceptance, government regulation, dependence on key personnel, limited public markets  and liquidity, shares eligible for future sale, continuation and renewal of contracts and other risks that may apply to the Company, including risks that are disclosed in the Company's Securities and Exchange Commission filings, including its report on Form 10QSB filed on May 9, 2005.

######